                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the undersigned, revoking all powers of attorney previously granted, hereby constitutes and appoints Thomas G. Jackson,
Senior Vice President, General Counsel and Secretary of Knowles Corporation, a
Delaware corporation (the "Company"), Mark R. Pacioni, Assistant General Counsel
and Assistant Secretary of the Company, Raymond D. Cabrera, Senior Vice
President, Human Resources and Chief Administrative Officer of the Company, and
Maneesh Limaye, Director of Total Rewards of the Company, and any one of them acting singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

          (1)  prepare and execute, for and on behalf of the undersigned, all reports to be filed by the undersigned pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (including Forms 3, 4, and 5 and any successor forms) (the "Section 16 Reports") with respect to the equity securities of the Company;

          (2)  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such
Section 16 Report, complete and execute any amendment or amendments thereto, and file such report with the United States Securities and Exchange Commission and
any stock exchange or similar authority; and

          (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

          The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

          This Power of Attorney shall be effective as of the date set forth below and shall remain in full force and effect until the undersigned is no longer required to file Section 16 Reports with respect to the undersigned's holdings of and transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of May, 2014.

                                        By: /s/ Jean-Pierre M. Ergas
                                            --------------------------
                                        Name: Jean-Pierre M. Ergas